UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2026

ALTENERGY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40984	86-2157013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Lexington Avenue

9th Floor

New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (203) 299-1400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	AEAEU	OTC Pink Open Market
Class A common stock, par value $0.0001 per share	AEAE	OTC Pink Open Market
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	AEAEW	OTC Pink Open Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Michael Salvator as Director

On March 23, 2026,Michael Salvator submitted to the Company’s Board of Directors (the “Board”) notice of his resignation from his position as a director of the Company (including the Compensation and Audit Committees of the Board), with such resignation to be effective immediately. His resignation as a director did not result from any disagreement with the Board on any matter related to the operations, policies, or practices of the Company.

Resignation of Jonathan Darnell as Chief Financial Officer

On March 23, 2026, Jonathan Darnell submitted to the Company’s Board of Directors (the “Board”) notice of his resignation from his position as Chief Financial Officer, with such resignation to be effective immediately. His resignation as Chief Financial Officer did not result from any disagreement with the Board on any matter related to the operations, policies, or practices of the Company.

Election of Andrew Schoff

On March 26, 2026, the Board elected Andrew Schoff as a director of the Company, effective immediately, to serve in such capacity until a successor has been elected and qualified, or until his resignation or removal. Mr. Schoff will serve as a member of the Company’s Compensation Committee and Audit Committee.

Mr. Schoff, age 44, is the Founder and CIO of S3 Management LLC, a single family office that invests primarily in public equities. Previously, Mr. Schoff was a Founding Partner of Tide Point Capital, where he was a portfolio manager with expertise in the Industrial, Energy, Consumer and related macro landscape. Prior to founding Tide Point in 2012, from 2008 to 2011, he was a Senior Analyst at Harbor Watch Capital, where he focused on the industrials, aerospace & defense, transports, energy and construction industries. Prior to Harbor Watch, Andrew worked at Diamondback Capital as a Senior Analyst where he followed the industrial and capital goods sectors. Mr. Schoff began his career as an Associate at Prudential Equity Group working on a top-ranked team that was recognized by both The Wall Street Journal and Institutional Investor. At Prudential, he covered multinational conglomerates operating in the general industrial, aerospace, energy and healthcare industries. Andrew has developed deep relationships with corporate management and industry contacts through his career. Mr. Schoff graduated from Hamilton College with a B.A. in Economics

There are no family relationships between Mr. Schoff and any director or executive officer of the Company. To the best knowledge of the Company, there is no understanding or arrangement between Mr. Schoff and any other person pursuant to which he was elected as a director of the Company. To the best knowledge of the Company, neither Mr. Schoff nor any of his immediate family members is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Andrea Dobi

On March 26, the Board appointed Andrea Dobi as Chief Financial Officer of the Company, effective immediately, to serve in such capacity until a successor has been elected and qualified, or until her resignation or removal.

Ms. Dobi, age 52, has served as Secretary of the Company since inception. She is the Chief Operating Officer of AltEnergy, LLC, a private equity firm focused on alternative energy investing, where she has been working since September 2009. Prior to joining AltEnergy, Ms. Dobi was employed at J.H. Whitney & Co., a middle-market private equity firm based in New Canaan, Connecticut. Ms. Dobi graduated from Fairfield University.

There are no family relationships between Ms. Dobi and any director or executive officer of the Company. To the best knowledge of the Company, there is no understanding or arrangement between Andrea and any other person pursuant to which Ms. Dobi was elected as a director of the Company. To the best knowledge of the Company, neither Ms. Dobi nor any of her immediate family members is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTENERGY ACQUISITION CORP

By:	/s/ Russell Stidolph
Name: Russell Stidolph
Title: Chief Executive Officer

Dated: March 26, 2026